UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 23, 2007 (August 19, 2007)

OMRIX BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51905	52-2147005
(Commission File No.)	(IRS Employer Identification No.)

630 Fifth Avenue, 22nd Floor, New York, NY	10111
(Address of principal executive offices)	(Zip Code)
(212) 887-6500
(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1: EMPLOYMENT AGREEMENT
EX-99.2: PRESS RELEASE

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Omrix Biopharmaceuticals, Inc. (the “Company”) has appointed Ana I. Stancic, age 50, as Executive Vice President and Chief Financial Officer (“CFO”) of the Company, effective October 1, 2007.
Before joining the Company, Ms. Stancic most recently served as Senior Vice President, Finance at ImClone Systems Incorporated (“ImClone”) where she was responsible for ImClone’s finance department, information technology and internal audit. Ms. Stancic joined ImClone as Vice President, Controller and Chief Accounting Officer in 2004. Prior to joining ImClone, she was Vice President and Controller at Savient Pharmaceuticals, Inc from 2003 to February 2004. Ms. Stancic was Vice President and Chief Accounting Officer at Ogden Corporation from 1999 to 2002 and Regional Chief Financial Officer at OmniCare, Inc. from 1997 to 1999. Ms. Stancic began her career in 1985 at PricewaterhouseCoopers in the Assurance practice where she had responsibility for international and national companies in the pharmaceutical and services industries. Ms. Stancic is a Certified Public Accountant and holds an M.B.A. degree from Columbia Business School.
In connection with Ms. Stancic’s appointment as CFO, on August 19, 2007, the Company entered into an employment agreement with Ms. Stancic, effective October 1, 2007. The agreement has a three year term which will end on August 19, 2010, subject to automatic annual extensions for successive one-year terms unless either the Company or Ms. Stancic gives 90 days’ prior written notice to the other party of the intent not to renew. Under the agreement, Ms. Stancic is entitled to receive an annual base salary of $325,000, and an annual bonus award of up to 45% of her annual base salary based on the Company’s and individual performance measures established each year by the board of directors. Pursuant to the terms of the agreement, Ms. Stancic was granted stock options to purchase 60,000 shares of the Company’s common stock under the Company’s 2006 Equity Incentive Plan. The stock options are scheduled to vest in equal annual installments over four years (with accelerated vesting upon our change of control, as such term is defined in the agreement), generally subject to Ms. Stancic’s continued employment with the Company. In addition, on October 1, 2007, the Company agreed to grant to Ms. Stancic 8,000 shares of restricted stock. Of such grant, 1,333 shares of the restricted stock will vest on April 1, 2008, an additional 1,333 shares of the restricted stock will vest on October 1, 2008, and the remainder will vest equally on October 1, 2009 and October 1, 2010. Further, on January 31, 2008, the Company can choose to pay Ms. Stancic, $160,000 or grant her 5,500 shares of restricted stock.
Ms. Stancic has agreed that she will not compete with the Company for a period of one year following termination of her employment for any reason. Ms. Stancic is also bound by a separate employee undertaking, which contains the Company’s standard confidentiality, proprietary information, assignment of inventions, and non-solicitation covenants.
During the term of Ms. Stancic’s employment agreement with the Company, if the Company terminates Ms. Stancic’s employment without “cause” or Ms. Stancic terminates her employment for “good reason” (each term as defined in the agreement), Ms. Stancic is entitled to receive: (i) a pro rata portion of any annual bonus awarded to her for the year of termination and (ii) payments equal to her base salary for twelve months following the date of termination. In the event that Ms. Stancic’s employment is terminated without “cause” or if

Ms. Stancic terminates her employment with “good reason” upon a change of control, she would be entitled to receive: (i) a pro rata portion of her annual bonus as described above, (ii) payments equal to her base salary for twelve months following the date of termination payable in one lump sum and (iii) vesting of all her then outstanding stock options and restricted stock shall be immediately accelerated.
A copy of the press release announcing these events is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Employment Agreement, dated August 19, 2007, by and between Omrix Biopharmaceuticals, Inc. and Ana I. Stancic.
99.2 Press Release, dated August 23, 2007, announcing the hiring of new chief financial officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omrix Biopharmaceuticals, Inc.
Date: August 23, 2007	By:	/s/ Michael Burshtine
		Name:	Michael Burshtine
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement, dated August 19, 2007, by and between Omrix Biopharmaceuticals, Inc. and Ana I. Stancic.
99.2	Press Release, dated August 23, 2007, announcing the hiring of new chief financial officer.